EXHIBIT 10.2

________, 2015

PMV Acquisition Corp.

One Corporate Center

Rye, New York 10580

Re:	Initial Public Offering

Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between PMV Acquisition Corp., a Delaware corporation (the “Company”), and Cantor Fitzgerald & Co. as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 10,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder thereof to purchase one-half of one share of the Common Stock at a price of $5.75 per half share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Nevada PMV Acquisition Holding Company, LLC (the “Sponsor”), each of the Sponsor’s members, and the undersigned individuals, each of whom is a director, officer or advisor of the Company (together with the Sponsor, each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.    Each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Common Stock owned by it, him or her in favor of such proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval. If the Company engages in a tender offer in connection with any proposed Business Combination, each Insider agrees that it, he or she will not seek to sell its, his or her shares of Common Stock owned by it, him or her to the Company in connection with such tender offer.

2.    Each Insider agrees that in the event that the Company fails to consummate a Business Combination within the period of time set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter redeem the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account (which interest shall be net of any interest released for taxes payable, working capital purposes or dissolution related expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. Each Insider agrees not to propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem the Offering Shares if the Company does not complete a Business Combination within the time period described in Article SIXTH of the Company’s amended and restated certificate

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of incorporation unless the Company provides its Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable and working capital released to the Company), divided by the number of then outstanding public shares.

Each Insider acknowledges that, solely with respect to the Founders Shares owned by it, him or her, it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company.

3.    Subject to the provisions set forth in paragraph 8 below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, each Insider shall not Transfer (as defined below) any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, if any. Each of the Insiders acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or paragraph 8 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a Transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

4.    In the event of the liquidation of the Trust Account without the consummation of a Business Combination, CIBL, Inc. (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (a) $10.00 per Offering Share or (b) such lesser amount per Offering Share held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes and for working capital purposes. The foregoing indemnity does not apply to, and the Indemnitor shall not be responsible for any liability under, claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account, regardless of whether such waiver is deemed unenforceable, and as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5.    Each of the undersigned and the Company agrees that the Company will not engage any third party to render services, agree to purchase any products from such third party, or enter into any discussion or any acquisition agreement with a Target unless (i) such third party or Target has agreed to execute a waiver against any right, title, interest or claim of any kind in or to any monies held in the Trust Account or any proceeds from the Trust Account, that is acceptable to the Board of Directors of the Company (the “Board”) or (ii) the Board has consented in writing to dispense with such waiver with respect to such services, product, discussions or acquisition agreement, in each case with the written consent of the Indemnitor as part of the consent of the Board.

6.    To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 375,000 multiplied by a fraction, (i) the numerator of which is 1,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000, rounded to the nearest whole share. The forfeiture will be adjusted to the extent that the over-allotment option is not

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exercised in full by the Underwriters so that the stockholders prior to the Public Offering will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Common Stock after the Public Offering.

7.    (a) Each Insider agrees not to participate in the formation of, or become an officer or director of, any other blank check company (excluding existing affiliations), until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time.

(b) Each Insider agrees and acknowledges that: (i) each of the Underwriters and the Company could be irreparably injured in the event of a breach by such Insider of his, her or its obligations (as applicable) under paragraphs 1, 2, 3, 4, 6, 7(a), 8(a), 8(b), and 10 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.    (a) Each Insider agrees that it, he or she shall not Transfer (as defined below) any Founder Shares (that are not forfeited as described in paragraph 6 above) until (i) one year after the completion of a Business Combination or (ii) earlier if, subsequent to a Business Combination, (x) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination or (y)  the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Each Insider agrees that it, he or she shall not effectuate any Transfer of Private Placement Warrants or Common Stock issued or issuable upon the exercise of the Private Placement Warrants, until after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), any Insider may Transfer, as applicable, the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants during the Lock-up Periods (a) to the Company’s officers, directors, or other Insiders, any affiliates or family members of any of the Company’s officers, directors or other Insiders, or any members of the Sponsor or partners, affiliates or employees of members of the Sponsor; (b) in the case of an individual, by a gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (g) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement; provided, however, that in the case of clauses (a) through (e) and (g), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Any Transfer made in contravention of this Letter Agreement shall be null and void.

(d) Subject to the limitations described herein, each Insider shall retain all of such Insider’s rights as a stockholder during, as applicable, the Lock Up Periods including, without limitation, the right to vote, as the case may be, the Founder Shares and/or Private Placement Warrants.

(e) Subject to the limitations described herein, the Company acknowledges that pursuant to that certain registration rights agreement to be entered into amongst the Company and the Insiders, the Insiders may request that a registration statement relating to the Founder Shares and/or Placement Warrants or shares of Common Stock underlying the Placement Warrants be filed by the Company with the Commission prior to the end of the Lock-Up Periods, as the case may be.

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9.    Each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. As applicable, each Insider’s biographical information furnished to the Company is true and accurate in all material respects and does not omit any material information with respect to the undersigned’s background. As applicable, each Insider’s questionnaire furnished to the Company is true and accurate in all material respects. Each Insider represents and warrants that: the undersigned is not subject to or a respondent in any legal action for, any injunction for, cease-and-desist order for, or order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction; and the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding.

10.    Except as disclosed in the Prospectus, neither the Sponsor nor any other Insider nor any affiliate of the Sponsor or any other Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fees, reimbursements or cash payments for services rendered to the Company prior to or in connection with the completion of an initial Business Combination.

11.    Each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company and hereby consents to being named in the Prospectus as a director or director nominee of the Company.

12.    As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar initial business combination, involving the Company and one or more businesses or entities; (ii) “Founder Shares” shall mean the 2,875,000 shares of the Common Stock of the Company initially acquired by the Sponsor for an aggregate purchase price of $25,000, or approximately $0.009 per share, prior to the consummation of the Public Offering; (iii) “Private Placement Warrants “ shall mean the Warrants to purchase up to 3,500,000 shares of the Common Stock of the Company that are acquired by the Sponsor for an aggregate purchase price of $3.5 million in the aggregate, or $0.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

13.    This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.    No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Insiders and their respective successors and permitted assigns.

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15.    This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16.    Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, facsimile transmission or email.

17.    This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company if it is unable to consummate a Business Combination with the required time period; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated; and, provided, further, that paragraph 4 of this Letter Agreement shall survive the liquidation of the Company.

[Signature page follows]

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Sincerely, NEVADA PMV ACQUISITION HOLDING COMPANY, LLC By: CIBL, Inc., its managing member

By:
Name: Robert E. Dolan Title: Interim Chief Executive Officer and Interim Chief Financial Officer
CIBL, INC.

By:
Name: Robert E. Dolan Title: Interim Chief Executive Officer and Interim Chief Financial Officer

By:
Christopher J. Marangi Address: Email:

By:
Gary M. Julien Address: Email:

By:
Robert E. Dolan Address: Email:

By:
Donald H. Hunter Address: Email:

By:
William J. LaPerch Address: Email:

By:
Richard P. Mastoloni Address: Email:

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By:
James J. Abel Address: Email:

By:
Pamela Colburn Address: Email:

By:
Fay Vincent Address: Email:

Acknowledged and Agreed: PMV ACQUISITION CORP.

By:
Name: Christopher J. Marangi Title: Chief Executive Officer

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